EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements of Titan Machinery Inc. (“the Company”) and the effectiveness of the Company’s internal control over financial reporting dated April 10, 2014, appearing in the Annual Report on Form 10-K of Titan Machinery Inc. for the fiscal year ended January 31, 2014.

/s/ Deloitte & Touche LLP

Minneapolis, MN
June 2, 2014